UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 17, 2016, Goodrich Petroleum Corporation (the “Company”) filed an amendment to extend the expiration date of its previously commenced offers to exchange (the “Preferred Stock Exchange Offers”) any and all of the shares of the Company’s outstanding 5.375% Series B Cumulative Convertible Preferred Stock, any and all of the depositary shares representing the Company’s outstanding 10.00% Series C Cumulative Preferred Stock, any and all of the depositary shares representing the Company’s outstanding 9.75% Series D Cumulative Preferred Stock and any and all of the depositary shares representing the Company’s outstanding 10.00% Series E Cumulative Convertible Preferred Stock for newly issued shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”).

In addition, on March 17, 2016, the Company filed an amendment to extend the expiration date of its previously commenced offers to exchange (the “Unsecured Notes Exchange Offers” and, together with the Preferred Stock Exchange Offers, the “Exchange Offers”) any and all of the Company’s outstanding 8.875% Senior Notes due 2019, 3.25% Convertible Senior Notes due 2026, 5.00% Convertible Senior Notes due 2029, 5.00% Convertible Senior Notes due 2032 and 5.00% Convertible Exchange Senior Notes due 2032 for newly issued shares of Common Stock.

The Exchange Offers will now expire at 5:00 p.m., New York City time, on March 31, 2016, unless the Company extends the Exchange Offers or terminates them earlier. A copy of the related press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued March 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2016
GOODRICH PETROLEUM CORPORATION

	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued March 16, 2016.